                                                                      Exhibit 24

                               POWER OF ATTORNEY

  We, the undersigned Directors and Officers of Precision Auto Care, Inc. (the "Corporation"), hereby constitute and appoint Louis M. Brown Jr. and/or Robert
R. Falconi, our true and lawful attorney-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended June 30, 2001, and any and all amendments thereto.

Name                                 Title                        Date
/S/ Louis M. Brown, Jr.     Chief Executive Officer;        September 28, 2001
------------------------    Director
Louis M. Brown, Jr.

/S/ Robert R. Falconi       Chief Financial Officer;        September 28, 2001
------------------------    (Principal Accounting Officer)
Robert R. Falconi           Director

/S/ Frederick F. Simmons    General Counsel; Director       September 28, 2001
------------------------
Frederick F. Simmons

/S/ John Wiegand            Vice President Operations;      September 28, 2001
------------------------    Director
John Wiegand

/S/ Woodley A. Allen        Chairman of the Board of        September 28, 2001
------------------------    the Board of Directors;
Woodley A. Allen            Director

                            Director                        September 28, 2001
------------------------
Arthur C. Kellar

/S/ Bassam N. Ibrahim       Director                        September 28, 2001
------------------------
Bassam N. Ibrahim

                            Director                        September 28, 2001
------------------------
Bernard H. Clineburg

/S/ Lynn E. Caruthers       Director                        September 28, 2001
------------------------
Lynn E. Caruthers

/S/ Mauricio Zambrano       Director                        September 28, 2001
------------------------
Mauricio Zambrano